Exhibit 99.1

February 12, 2015

The Board of Directors

Dakota Plains Holdings, Inc.

294 Grove Lane East

Wayzata, Minnesota 55391

Ladies and Gentlemen:

As of the date hereof, I hereby resign from the Board of Directors of Dakota Plains Holdings, Inc. (the “Board”) and from all committees thereof.

Very truly yours,

William DeRosa